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                                  EXHIBIT 23.2

                           BENTON OIL AND GAS COMPANY

                    INDEPENDENT PETROLEUM ENGINEERS' CONSENT

     Huddleston & Co., Inc., hereby consents to the use of its name in reference to it regarding its audit of the Benton Oil and Gas Company reserve reports dated as of December 31, 1999, 1998, and 1997; in the Form 10-K Annual Report of Benton Oil and Gas Company to be filed with the Securities and Exchange Commission.




    Peter D. Huddleston, P.E.
    Huddleston & Co., Inc.
    Houston, Texas
    March 28, 2001